                                                                 Exhibit 3(a)(i)

                               TCI SOLUTIONS, INC.

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                                   DATED AS OF

                                DECEMBER 21, 2001

                                TABLE OF CONTENTS

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                                                                                    Page
                                                                                    ----
ARTICLE I         GENERAL TRANSFER PROVISIONS........................................2

        1.1    General Restrictions..................................................2

        1.2    Mechanics of Transfer.................................................3

        1.3    Pledge and Hypothecation Prohibited...................................3

        1.4    Stock Issuance and Option Grant.......................................3

ARTICLE II        CORPORATE GOVERNANCE...............................................3

        2.1    Board of Directors....................................................3

        2.2    Board Committees......................................................5

        2.3    Other Voting Agreements...............................................5

        2.4    Restrictions on Other Agreements......................................7

ARTICLE III       TRANSFER...........................................................7

        3.1    General Restrictions..................................................7

        3.2    Company Right of First Refusal........................................7

        3.3    Preferred Holders Right of First Refusal..............................8

        3.4    Preferred Holders Tag-Along Right.....................................8

        3.5    Right to Transfer to Third Party.....................................10

ARTICLE IV        CERTIFICATES......................................................10

        4.1    Restrictive Endorsements.............................................10

        4.2    Replacement Certificates.............................................11

ARTICLE V         MISCELLANEOUS.....................................................11

        5.1    Representations......................................................11

        5.2    Equitable Relief.....................................................11

        5.3    Notices..............................................................11

        5.4    Amendment and Waiver.................................................11

        5.5    Delays or Omissions..................................................12

        5.6    Counterparts.........................................................12

        5.7    Governing Law........................................................12

        5.8    Filing...............................................................12

        5.9    Termination..........................................................13

        5.10   Benefit and Binding Effect...........................................13

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                   ----
        5.11   Severability.........................................................13

        5.12   Assignment of Rights.................................................13

ARTICLE VI        RIGHT OF PARTICIPATION............................................13

        6.1    Participation Right..................................................13

        6.2    Written Notice.......................................................14

        6.3    Right to Transfer....................................................15

ARTICLE VII       Definitions.......................................................15

ARTICLE VIII      ADDITIONAL COVENANTS OF THE COMPANY...............................16

        8.1    Financial Statements.................................................16

        8.2    Right of Inspection..................................................17

        8.3    Reimbursement of Directors' Expenses.................................17

        8.4    Key-Man Life Insurance...............................................18

        8.5    Vesting of Options...................................................18

        8.6    Use of Proceeds for Sale of Series B Preferred Stock.................18

        8.7    Approval of Reduction of Number of Shares of Authorized Series A
               Preferred Stock......................................................18

                               TCI SOLUTIONS, INC.

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


            THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of this 21st day of December, 2001 (the "EFFECTIVE DATE"), by and among TCI Solutions, Inc., a Delaware corporation (the "COMPANY"), the stockholders and option holders listed on Schedule I hereto (collectively, the "MANAGEMENT SHAREHOLDERS"), the holders of Series A Preferred Stock of the Company listed on Schedule I hereto (collectively, the "SERIES A INVESTORS"), and the purchasers listed on Schedule I hereto (collectively, the "SERIES B INVESTORS"). The Management Shareholders, the transferees thereof permitted under this Agreement and any Persons who become subject to this Agreement in accordance with Section 4.2 hereof are referred to herein, collectively, as the "MANAGEMENT HOLDERS"; the Series A Investors and their transferees are referred to herein, collectively, as the "SERIES A HOLDERS"; the Series B Investors and their transferees are referred to herein, collectively, as the "SERIES B HOLDERS"; the Series A Holders and Series B Holders are referred to herein, collectively, as the "PREFERRED HOLDERS"; and the Management Holders and the Preferred Holders are referred to herein, collectively, as the "HOLDERS." Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article VII hereof.


                               B A C K G R O U N D


            A. The Company, Management Shareholders and Series A Investors entered into that certain Shareholders Agreement as of July 14, 1999 (the "ORIGINAL AGREEMENT").

            B. The Company and the Series B Investors have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), pursuant to which the Company will issue and sell Series B Redeemable Convertible Participating Preferred Stock (the "SERIES B PREFERRED STOCK") to the Series B Investors.

            C. As a condition precedent to purchasing shares of Series B Preferred Stock, the Series B Investors have requested that the Company, Management Shareholders and Series A Investors amend and restate the Original Agreement in its entirety as set forth herein.

                                A G R E E M E N T

            In consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

                                    ARTICLE I

                           GENERAL TRANSFER PROVISIONS

            1.1 GENERAL RESTRICTIONS. As long as this Agreement shall remain in force, subject to the provisions contained in this Article I and in Article III, no shares of capital stock of the Company (the "CAPITAL STOCK") or options to acquire Capital Stock (the "OPTIONS") or Capital Stock acquired upon the exercise of Options (the "OPTION STOCK" and, together with the Capital Stock and Options, the "STOCK") now owned or hereafter acquired by any of the Management Holders may be sold, assigned, transferred, given away or in any way disposed of (any of the foregoing being hereinafter referred to as a "TRANSFER") unless:

               (i) the individual, firm, corporation, partnership, trust or other entity (the "PERSON") in whose favor such Transfer is made (other than the Company or the underwriters or other purchasers in a public offering registered under the Securities Act of 1933, as amended and as hereafter amended from time to time (the "SECURITIES ACT")) (A) is a Permitted Transferee (as defined below) or is being Transferred the Stock pursuant to Article III hereof and (B) delivers to the Company a written acknowledgment that the Stock to be Transferred is subject to this Agreement, and that such Person and such Person's successors-in-interest are bound hereby and thereby. For purposes of this Agreement, "PERMITTED TRANSFEREE" shall mean (a) any Holder, (b) the guardian, conservator, heir or estate of any Holder, (c) any corporation, partnership or limited liability company all of the outstanding securities and other interests of which are owned by a Holder or Holders or members of the immediate family of a Holder, (d) any individual or corporation that owns, directly or indirectly, all of the outstanding securities and other interests of a Holder or the guardian, conservator or estate of any such individual as of the date hereof, (e) any member of the immediate family of a Holder or any trust, all of the beneficiaries of which are a Holder or members of the immediate family of a Holder, or (f) any affiliate controlled by, or under common control with, a Holder;

               (ii) such Transfer shall be made (a) pursuant to an effective registration under the Securities Act or an exemption from the registration requirements thereof and (b) in accordance with applicable state law and the terms of this Agreement; and

               (iii)prior to any such Transfer, the Holder proposing to make such Transfer shall give the Company (a) written notice describing the manner and circumstances of the proposed Transfer and (b) if reasonably requested by the Company, a written opinion in form and substance reasonably satisfactory to the Company of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act or any applicable state law.

Any attempted Transfer other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the shares of Stock pursuant to any such Transfer.

            1.2 MECHANICS OF TRANSFER. Any Management Holder that Transfers Stock shall (i) take all such actions and execute and deliver all such documents as may be necessary or reasonably requested by the Company in order to consummate the Transfer of such Stock and (ii) pay to the Company such amounts as may be required for any applicable stock transfer taxes.

            1.3 PLEDGE AND HYPOTHECATION PROHIBITED. No Management Holder shall in any manner pledge, hypothecate or encumber, or grant options with respect to, his, her or its Stock.

            1.4 STOCK ISSUANCE AND OPTION GRANT. The Company shall not issue any shares of Capital Stock or other securities convertible into or exchangeable for Capital Stock, or grant any options, warrants, or other rights to acquire, directly or indirectly, any shares of Capital Stock, without the consent of the majority approval of the Board of Directors of the Company (the "BOARD"), including majority approval of the Preferred Directors (as defined herein) and the Required Preferred Percentage (as defined below); provided, however, that grants of options, restricted stock awards or other rights pursuant to the Company's 1993 Equity Incentive Plan, 1993 Non-Employee Directors' Stock Option Plan, 2001 Equity Incentive Plan, 2001 Non-Employee Directors' Stock Option Plan, or any other employee stock option plan that has been approved by the Board and the Required Preferred Percentage shall only require the majority approval of the Board, including majority approval of the Preferred Directors.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

            2.1 BOARD OF DIRECTORS. Each of the Holders agrees to vote all of the Common Stock and Preferred Stock now or hereafter owned by it or which it has a right to vote and to take all such other action as may be necessary (including by written consent) so that each of the following occurs and remains in effect throughout the term of this Agreement:

               (a) The Company shall be governed by the Board, which shall consist of seven (7) members. The Board shall have regularly scheduled monthly meetings (in-person quarterly meetings and telephonic monthly meetings) until such time as the Board unanimously determines that monthly meetings are not required.

               (b) (i) The Series B Holders shall be entitled to nominate and have elected to the Board two (2) directors (the "SERIES B DIRECTORS"), one of whom shall be designated by InnoCal II, L.P. ("INNOCAL") so long as InnoCal owns at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date (the "INNOCAL DESIGNEE"), and one of whom shall be designated by Productivity Fund IV, L.P.

        ("PRODUCTIVITY") so long as Productivity and/or its affiliates owns at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date (the "PRODUCTIVITY DESIGNEE"). The Series B Directors may be removed or replaced, with or without cause, by the affirmative vote of Series B Holders representing a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the InnoCal Designee shall be removed or replaced only by InnoCal so long as InnoCal owns at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date; and provided, further, that the Productivity Designee shall be removed or replaced only by Productivity so long as Productivity and its affiliates own at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date. Notwithstanding the foregoing, at all times during which one of the Series A Directors is, at Productivity's election, an officer, director or general partner of or other person acceptable to Productivity, Productivity shall nominate as the Productivity Designee an independent industry individual (a "Productivity Independent Designee") who shall be approved by the vote of at least 14,000,000 shares of Series B Preferred Stock. Notwithstanding the foregoing, if an entity or individual (excluding InnoCal or Productivity) shall acquire at least 5,000,000 shares of Series B Preferred Stock (a "New Series B Holder"), then for so long as the New Series B Holder owns at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like, then at the instruction of the Board of Directors the Productivity Independent Designee shall be replaced by a Board designee selected by the New Series B Holder (the "New Series B Holder Director"). The New Series B Holder Director may be removed or replaced, with or without cause, by the affirmative vote of Series B Holders representing a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the New Series B Holder Director shall be removed or replaced only by the New Series B Holder so long as New Series B Holder and its affiliates own at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like.

               (ii) Notwithstanding the foregoing, in the event Productivity or any of its affiliates are no longer entitled to nominate and have elected any Series A Director, then the Company and the Holders shall amend this Agreement and the Second Amended and Restated Certificate of Incorporation of the Company to cause the number of members of the Board to be increased to nine (9) members, three (3) of whom shall be the Series B Directors. In such event, the Series B Directors shall include the InnoCal Designee, the New Series B Holder Director and one designee of Productivity without need for approval from the remaining Series B Holders.

               (c) The Series A Holders shall be entitled to nominate and have elected to the Board two (2) directors (the "SERIES A DIRECTORS"). The Series A Directors may be removed or replaced, with or without cause, by the affirmative vote of Series A

        Holders representing at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock. The Series B Directors and Series A Directors are sometimes referred to herein as the "PREFERRED DIRECTORS."

               (d) The holders of Common Stock, including the Preferred Holders voting on an as converted to Common Stock basis, shall be entitled to nominate and have elected to the Board three (3) directors (the "JOINT DIRECTORS"); provided, however, that the Preferred Holders and Management Holders shall vote to elect the Company's Chief Executive Officer and two (2) independent industry individuals who are nominated by a majority of the directors then in office to serve as the Joint Directors. At the request of a majority of the Board, the Preferred Holders and Management Holders shall vote to remove or replace the Joint Directors who are independent industry individuals.

            2.2 BOARD COMMITTEES.

               (a) COMPENSATION COMMITTEE. The Board shall establish a Compensation Committee, which shall consist of no more than three (3) directors, one of whom shall be the InnoCal Designee and one of whom shall be the Productivity Designee. No director who is an employee of the Company shall serve on the Compensation Committee. The Compensation Committee shall recommend management compensation, Company benefit plans and general equity incentive plans to the Board for its consideration and approval. All management compensation matters (including benefits, options, bonuses, salaries, etc.) are to be determined by the Board after consultation with the Compensation Committee.

               (b) AUDIT COMMITTEE. The Board shall establish an Audit Committee, which shall consist of no more than three (3) directors, one of whom shall be the InnoCal Designee and one of whom shall be the Productivity Designee. No director who is an employee of the Company shall serve on the Audit Committee. The Audit Committee shall oversee the Company's financial reporting, accounting procedures, engagement of independent accounts and investment policies.

            2.3 OTHER VOTING AGREEMENTS. On or prior to the sale of shares of Series B Preferred Stock to InnoCal, the Company is authorizing 26,000,000 shares of Series B Preferred Stock and issuing 17,200,000 of such shares. Unless consented to in writing by the "REQUIRED PREFERRED PERCENTAGE" (as defined in the Company's Second Amended and Restated Certificate of Incorporation), the parties hereto hereby agree as follows with respect to the 8,800,000 authorized but unissued shares of Series B Preferred Stock (the "RESERVED SERIES B SHARES"):

               (a) Reserved Series B Shares. The Company shall be entitled to issue the Reserved Series B Shares at any time prior to April 1, 2002, only to (i) venture funds acceptable to InnoCal and Productivity (after InnoCal and Productivity have invested in the Company), the Company and the Series A Directors, (ii) up to 2,000,000 shares to Accredited (as defined below) holders of the Company's Common Stock (other than to Management Holders) and to Accredited Persons which would be Permitted Transferees of a Common Stockholder (other than Management Holders) and/or (iii) Series A Investors and any Person which would be a Permitted Transferee of a Series A Investor. For purposes herein, the term "ACCREDITED" shall mean accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

               (b) Option Pool. As of the Effective Date, the Company has reserved 5,210,000 shares of Common Stock for issuance pursuant to its 2001 Equity Incentive Plan (the "Plan"). The Company shall reserve one additional share of Common Stock for issuance pursuant to the Plan for each four Reserved Series B Shares the Company issues, up to a maximum of 985,000 additional shares of Common Stock for the Company's Plan, so that the total number of shares the Company will have reserved under the Plan shall not exceed 6,195,000 shares. For example, if the Company issued 5,000,000 or more Reserved Series B Shares, 985,000 additional shares of Common Stock would be added to the Company's Plan.

               (c) Required Preferred Percentage. The following provisions shall apply following an investment by InnoCal: In the first instance, upon the issuance of at least 5,000,000 Reserved Series B Shares to Persons (other than InnoCal) who would not have been a Permitted Transferee of any Company stockholders prior to the Effective Date, and thereafter upon the issuance of any Reserved Series B Shares, the 85% Preferred Stock voting requirement in the definition of Required Preferred Percentage in the Company's Certificate of Incorporation shall in each such instance be reduced to a percentage determined as follows: 99% minus the greater of (i) the percentage obtained by dividing the number of shares of Common Stock into which the Series B Preferred Stock held by InnoCal is then convertible by the number of shares of Common Stock into which the Preferred Stock outstanding immediately after the issuance of such Reserved Series B Shares is then convertible, or (ii) the percentage obtained by dividing the aggregate number of shares of Common Stock into which the Reserved Series B Shares held after such issuance by Persons (other than InnoCal) who would not have been a Permitted Transferee of any Company stockholder on the Effective Date is then convertible by the number of shares of Common Stock into which the Preferred Stock outstanding immediately after the issuance of such Reserved Series B Shares is then convertible. For example, if the Company issued 8,000,000 Reserved Series B Shares to an unaffiliated venture fund, and InnoCal had purchased 7,000,000 shares of Series B Preferred Stock, then the Company's Certificate of Incorporation would be amended to change the Preferred Stock voting requirement in the definition of Required Preferred Percentage to 76.98%. If the Required Preferred Percentage is reduced in accordance with this Section 2.3(c),
        (i) the Company and the Holders agree to take all action necessary to amend the Company Certificate of Incorporation to reflect the reduction in the Required Preferred Percentage and (ii) prior to the time of effectiveness of such amendment, the Company and the Holders agree not to assert any rights inconsistent with the new Required Preferred Percentage.

               (d) Actions. Each party hereto agrees to take, and to cause those persons within its control to take, all actions as may be reasonable and appropriate to effectuate the provisions of this Section 2.3.

            2.4 RESTRICTIONS ON OTHER AGREEMENTS. No Holder shall grant any proxy, or enter into or agree to be bound by any voting trust with respect to Stock or enter into any stockholders agreement or arrangement of any kind with any Person with respect to Stock on terms inconsistent with the provisions of this Agreement, including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Stock in a manner inconsistent with this Agreement.

                                   ARTICLE III

                                    TRANSFER

            3.1 GENERAL RESTRICTIONS. In the event any Management Holder wishes to transfer any Stock, directly or indirectly, to any Person (such Person being hereinafter referred to as a "THIRD PARTY"), other than a Permitted Transferee who has agreed in writing, filed with the Secretary of the Company, and delivered to each of the Holders, to be bound by the terms of this Agreement, or the Company has offered to repurchase any Stock from any Management Holder (for purposes of Sections 3.3 or 3.4, the Company is to be included as a Third Party), it must first comply with all of the provisions of this Article III; provided, however, that no Management Holder shall transfer more than 10% of his or her Stock in any twelve-month period beginning July 14, 2001.

            3.2 COMPANY RIGHT OF FIRST REFUSAL. Subject to any superior right granted to or by the Company as set forth in the Company's Bylaws, if any Management Holder shall desire to Transfer any of its Stock to a Third Party, it shall first deliver to the Company and to each of the Preferred Holders written notice of the proposed transaction (the "FIRST OFFEROR'S NOTICE") no less than fifteen (15) Business Days prior to the expected date of such Transfer, identifying the proposed transferee, accompanied by a copy of a binding bona fide offer to purchase such Stock signed by such transferee and setting forth:
(i) the name and address of the Third Party, (ii) the number of shares of Stock proposed to be Transferred, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "THIRD PARTY TERMS") and (iv) that the Third Party has been informed of the rights of first refusal and tag-along rights provided for in this Article III and has agreed to purchase shares of Stock in accordance with the terms hereof. A First Offeror's Notice shall be deemed an offer by such selling Management Holder to the Company, which may be accepted, in whole but not in part, by vote of the Board, excluding any director who is such selling Management Holder or any affiliate thereof, within ten (10) Business Days of the receipt of such First Offeror's Notice, on the same terms and conditions and at the same price at which such selling Management Holder is proposing to transfer such shares or other securities to such Third Party. The purchase of any such shares or other securities by the Company shall be settled within ten (10) Business Days of the date of the acceptance of the offer and the purchase price shall be paid to the selling

Management Holder on substantially the same terms and conditions as contained in the First Offeror's Notice (provided that if the terms of payment involve consideration other than cash, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price payable in cash by the Company). In the event that the Company does not accept the offer set forth in the First Offeror's Notice within ten (10) Business Days, the Company shall, by the last day of such period, give written notice of that fact to all of the Preferred Holders (the "SECOND OFFEROR'S NOTICE"). If the Company does not timely accept the offer set forth in the First Offeror's Notice to purchase all of such Stock, then the selling Management Holder shall comply with Section
3.3 as provided below.

            3.3 PREFERRED HOLDERS RIGHT OF FIRST REFUSAL. In the event that the Company does not accept all of the offer pursuant to the terms of Section 3.2, then the Second Offeror's Notice shall be deemed an offer by such selling Management Holder to the Preferred Holders, pro rata in proportion to the number of shares of Common Stock issuable upon conversion of the Preferred Stock held by them, which may be accepted by the Preferred Holders or any of them, pro rata or in such other proportion as the accepting Preferred Holders may agree among themselves, in whole but not in part, within five (5) Business Days of the receipt of such Second Offeror's Notice, on the same terms and conditions and at the same price at which such selling Management Holder is proposing to transfer such shares or other securities to such Third Party. The purchase of any such shares or other securities by the Preferred Holders shall be settled within ten
(10) Business Days of the date of the acceptance of the offer and the purchase price shall be paid to the selling Management Holder on substantially the same terms and conditions as contained in the Second Offeror's Notice (provided that if the terms of payment involve consideration other than cash, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price payable in cash by the Preferred Holders). If the Preferred Holders do not timely, or elect not to, accept the offer set forth in the Second Offeror's Notice to purchase all of such Stock, then the selling Management Holder shall comply with Section 3.4 as provided below.

            3.4 PREFERRED HOLDERS TAG-ALONG RIGHT.

               (a) TAG ALONG. In the event that the Company and the Preferred Holders do not accept the offer pursuant to the terms of Sections 3.2 and 3.3, respectively, then all of the Preferred Holders shall have the right to require the Third Party to purchase from each Preferred Holder that number of shares of Stock (and the selling Management Holder shall reduce the number of its shares of Stock to be sold by a corresponding amount), which is equal to the product of the total number of shares of Stock to be purchased or repurchased by the Third Party times a fraction, the numerator of which is the total number of shares of Stock owned by the Preferred Holder and the denominator of which is the sum of
        (x) the number of shares of Stock owned by all of the Preferred Holders participating in such offer and (y) the number of shares of Stock owned by such selling Management Holder immediately prior to the transaction; provided that, in the case of fractional shares, the number of shares required to be purchased from a Preferred Holder shall be rounded up or down to the nearest whole share.

               (b) TERMS OF SALE. Any shares of Stock purchased from a Preferred Holder pursuant to Section 3.4(a) shall be purchased at the same price and on the same terms and conditions as the proposed Transfer by such selling Management Holder except that the only representation and warranty that any Preferred Holder shall be required to make in connection with any Transfer is a warranty with respect to its ownership of the shares of Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims.

               (c) EXERCISE OF TAG-ALONG RIGHT. The tag-along right provided for in this Article III may be exercised by any Preferred Holder by delivery of a written notice to the Company, the selling Management Holder and the Third Party (the "TAG-ALONG NOTICE") within five (5) Business Days following receipt of the Second Offeror's Notice (the "TAG-ALONG PERIOD"). The Tag-Along Notice shall state the maximum number of shares of Stock that such Preferred Holder wishes to include in such Transfer to the Third Party.

               (d) EFFECT OF EXERCISE OF TAG-ALONG RIGHT. Upon the giving of the Tag-Along Notice, each Preferred Holder that has given a Tag-Along Notice shall be obligated to sell to the Third Party the number of shares of Stock set forth in the Tag-Along Notice on the Third Party Terms as modified by Section 3.4(b) hereof or, if a Preferred Holder is not entitled to sell such number of shares under the terms of this
        Article III, such Preferred Holder shall be obligated to sell the maximum number of shares such Preferred Holder is permitted to sell hereunder; provided, however that neither any Management Holder nor any Preferred Holder shall consummate the sale of any Stock owned by it unless the Third Party purchases all of the shares contained in the Transferor Tag-Along Notice which the Preferred Holders are entitled to sell under the terms of this Article III. If the Third Party does not purchase the shares of Stock from any Preferred Holder as required pursuant to this Article III, then any Transfer by any selling Management Holder and all Preferred Holders to such Third Party shall be null and void and of no effect whatsoever.

               (e) Under this Article III, all pro rata allocations and other numerical calculations shall be made as if all Preferred Stock, warrants and options had been converted into Common Stock on the following basis, as the case may be, (A) as applies to Preferred Stock, the product of
        (x) such number of shares of Preferred Stock and (y) the number of shares of Common Stock into which one share of Preferred Stock may be converted, (B) as applies to warrants, the product of (x) such number of warrants and (y) the number of shares of Common Stock issuable upon the exercise of one warrant and (C) as applies to options, the product of
        (x) such number of options and (y) the number of shares of Common Stock issuable upon the exercise of one option. In comparing the price to be paid for a Stock purchased pursuant to this Article III, the price shall be determined precisely in relation to the number of shares of Common Stock being purchased, whether directly, upon conversion of the Preferred Stock or exercise of the warrants or options (after deducting the then applicable exercise price).

            3.5 RIGHT TO TRANSFER TO THIRD PARTY. After expiration of the Tag-Along Period, if the provisions of this Article III and the provisions of
Article I have been complied with in all respects and no Tag-Along Notice has been given, the selling Management Holder shall have the right for ninety (90) Business Days to Transfer such shares of Stock to the Third Party on the Third Party Terms without further notice to the Company and the Preferred Holders, but after such ninety (90) Business Days, no such Transfer may be made without again giving notice to the Company and the Preferred Holders of the proposed Transfer and complying with all of the requirements of this Article III.

                                   ARTICLE IV

                                  CERTIFICATES

            4.1 RESTRICTIVE ENDORSEMENTS. Each certificate evidencing any shares of Stock (or options to acquire Stock) held by a Management Holder shall bear a legend in substantially the following form:

        "The securities evidenced by this certificate are subject to an Amended and Restated Stockholders Agreement, dated as of December 21, 2001, as may be amended from time to time, a copy of which is on file at the principal office of the Company and will be furnished at no cost to any holder on request to the Secretary of the Company. Such Agreement provides, among other things, for certain restrictions on voting, sale, transfer, pledge, hypothecation or other disposition of the securities evidenced by this certificate and that the securities are subject to purchase by the Company as well as certain other persons upon the occurrence of certain events."

            In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate evidencing any shares of Common Stock or Preferred Stock shall bear a legend in substantially the following form:

        "The securities evidenced by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (the "ACT"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required."

            4.2 REPLACEMENT CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Preferred Stock and of a bond or other indemnity reasonably satisfactory to the Company (which in the case of any Holder may be an indemnity letter executed by such Holder), and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

                                    ARTICLE V

                                  MISCELLANEOUS

            5.1 REPRESENTATIONS. Each Holder represents that such Holder is the record and beneficial owner of the number of issued and outstanding shares of Stock appearing opposite such Holder's name in the Schedule of Holders attached hereto, free and clear of any option, lien, encumbrance or charge of any kind whatsoever, except as created by this Agreement.

            5.2 EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

            5.3 NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand, facsimile transmission, overnight courier or by registered or certified mail, addressed to the address specified for such party on the signature pages hereof, or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered in person, by facsimile transmission or by overnight courier or on a date which is three days after it is mailed at any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed).

            5.4 AMENDMENT AND WAIVER. The terms and provisions of this Agreement may be amended, modified or waived as follows:

               (a) With respect to Section 2.3, only by written consent of the Company and holders of at least ninety percent (90%) of shares of Preferred Stock then outstanding (on an as-converted to Common Stock basis) and who are also parties to this Agreement.

               (b) With respect to the appointment of the InnoCal Designee in
        Section 2.1(b), only by written consent of InnoCal (so long as InnoCal owns at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date).

               (c) With respect to the appointment of the Productivity Designee in Section 2.1(b), only by written consent of Productivity (so long as Productivity and/or its affiliates own at least 1,750,000 shares of Series B Preferred Stock, as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date).

               (d) With respect to Section 6.1, only by written consent of the Required Preferred Percentage.

               (e) With respect to all other terms and provisions of this Agreement, by written consent of the Company, a majority in interest of the Management Holders and the Required Preferred Percentage.

            Notwithstanding the foregoing, subject to Section 2.3(a) herein, at any time during the period commencing on the date hereof and terminating at the end of the day on March 31, 2002, holders of up to 10,000,000 shares of Series B Preferred Stock may be added to this Agreement as Series B Investors (for so long as each such new Series B Investor owns at least 1,000,000 shares of Series B Preferred Stock) by the execution of a signature page or an amendment to this Agreement by the Company and such holders; no action or consent by the Holders shall be required for such joinder to this Agreement.

            Any modification, amendment or waiver effected pursuant to this
Section 5.4 shall be binding on all parties to this Agreement.

            5.5 DELAYS OR OMISSIONS. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

            5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            5.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

            5.8 FILING. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

            5.9 TERMINATION. This Agreement shall expire upon the earliest to occur of (i) the closing of a Qualified Offering, (ii) the sale of the Company by way of a sale of all or substantially all of the assets of the Company, or a merger, consolidation, reorganization, or other business combination in which the Company is not the surviving entity (or in which 51% of the Common Stock of the Company after such transaction is not owned by persons who were holders of Common Stock prior to the transaction), (iii) conversion of the all of the then outstanding Preferred Stock, or (iv) by a written agreement signed by the Company, a majority in interest of the Management Holders, and holders of at least ninety percent (90%) of the shares of Preferred Stock then outstanding (on an as-converted to Common Stock basis) and who are also parties to this Agreement.

            5.10 BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns.

            5.11 SEVERABILITY. In the event that any portion of this Agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

            5.12 ASSIGNMENT OF RIGHTS. The rights of the Preferred Holders hereunder are only assignable and transferable to (i) any partner or retired partner of a Preferred Holder which is a partnership, (ii) any member or former member of any Preferred Holder which is a limited liability company, (iii) any stockholder of a Preferred Holder which is a corporation, (iv) any family member or trust for the benefit of an individual Preferred Holder, (v) any transferee who acquires at least 200,000 shares of Preferred Stock or Common Stock upon conversion thereof (as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the Effective Date), or (vi) any affiliated venture capital fund of a Preferred Holder; provided, however, that such transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned and such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement. Notwithstanding the foregoing, the provisions of this Agreement shall not restrict the transfer of shares of Common Stock or Preferred Stock owned by the Preferred Holders.

                                   ARTICLE VI

                             RIGHT OF PARTICIPATION

            6.1 PARTICIPATION RIGHT. The Company hereby grants to each Preferred Holder and each subsequent holder of Preferred Stock (each a "Purchaser") a right of participation to purchase all or any part of his or its pro rata share of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, at the price and on the terms applicable to such proposed sale of New Securities. A pro rata share of New Securities for purposes of this Article VI is the ratio of the number of shares of Common Stock then held, and issuable upon conversion of the Preferred Stock then held, by a Purchaser to the sum of the Company's then outstanding Common Stock immediately prior to such issuance of New Securities plus the number of shares of Common Stock then issuable upon conversion all Preferred Stock then outstanding. "New Securities" shall mean any capital stock of the Company whether now authorized or not, and any rights, options, warrants or other securities exercisable for or convertible into Common Stock or Preferred Stock; provided that the term "New Securities" does not include: (i) shares of capital stock of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company; (ii) shares of restricted stock or stock options granted to officers, directors, employees, advisors or consultants as approved by the Company's Board of Directors (which approval must include the affirmative vote of a majority of the Preferred Directors); (iii) shares of capital stock of the Company issued upon conversion of or as a dividend or distribution on the Preferred Stock, (iv) shares of capital stock of the Company issued upon exercise or conversion of options, warrants or convertible securities outstanding as of the Effective Date; (v) shares of capital stock of the Company or rights to purchase capital stock of the Company issued in connection with equipment lease financing arrangements, credit agreements, debt financings with commercial lenders or other commercial transactions which are not principally designed for fund raising approved by the Board (which approval must include the affirmative vote of a majority of the Preferred Directors);
(vi) shares of capital stock of the Company or rights to purchase capital stock of the Company issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors (which approval must include the affirmative vote of a majority of the Preferred Directors); (vii) shares of capital stock of the Company sold in a Qualified Offering; (viii) shares of Series B Preferred Stock issued pursuant to the Stock Purchase Agreement and shares of Common Stock issued upon conversion of such shares of Series B Preferred Stock and (ix) shares of capital stock of the Company issued pursuant to the provisions of Section 4(b) of that certain Note Purchase Agreement dated as of August 17, 2001 among the Company and the purchasers named therein, as amended by that certain First Amendment to Note Purchase Agreement of even date herewith.

            6.2 WRITTEN NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. If the terms involve a unique consideration which the Purchasers are unable to deliver, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price offered to the Purchasers, payable in cash. Each Purchaser shall have 30 days from the date such notice is given to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in such notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (including, without limitation, whether such Purchaser desires to participate in any shares not subscribed for by other Purchasers). If a Purchaser or permitted transferee fails to exercise its participation right provided herein, its pro rata share shall be allocated to the other Purchasers or permitted transferees exercising such right to the ratio of the number of shares issued or issuable to any such Purchaser or permitted transferee to the number of shares issued or issuable to all Purchasers or permitted transferees exercising such right.

            6.3 RIGHT TO TRANSFER. In the event any Purchaser fails to exercise fully the participation right granted under this Article VI within such 30-day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of such agreement) to sell the New Securities in respect of which such Purchaser's rights were not exercised on substantially the same terms or terms more favorable to the Company than specified in the Company's notice. In the event that a closing of the sale of New Securities is scheduled to occur prior to the expiration of the 30-day period described in the previous sentence, the Company shall be entitled to consummate such closing so long as the Company reserves for a subsequent closing the required number of shares of New Securities purchasable by the Purchasers. In the event the Company has not sold such New Securities in accordance with the foregoing within such 90-day period, the Company shall not thereafter issue or sell any of such New Securities without first offering such securities to the Purchasers in the manner provided above.

                                   ARTICLE VII

                                   DEFINITIONS

            For purposes of this Agreement:

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

            "COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share.

            "PREFERRED STOCK" shall mean the Company's Series A Redeemable Convertible Participating Preferred Stock, $0.001 par value per share, and Series B Redeemable Convertible Participating Preferred Stock, $0.001 par value per share.

            "QUALIFIED OFFERING" shall mean a firm commitment underwritten public offering of Common Stock that both (i) results in gross proceeds to the Company of a minimum of $20,000,000 (after deduction of underwriter's commissions and expenses) and (ii) is offered at a price per share equal to at least $1.75 (as adjusted for any stock splits, dividends, stock combinations and the like).

                                  ARTICLE VIII

                       ADDITIONAL COVENANTS OF THE COMPANY

            8.1 FINANCIAL STATEMENTS. The Company covenants and agrees that during the term of this Agreement the Company shall furnish or cause to be furnished to each Preferred Holder:

               (a) as soon as reasonably possible, and in any event within 120 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year, and audited consolidated statements of operations and retained earnings and cash flow of the Company for such fiscal year, all in reasonable detail, accompanied by consolidating schedules, and prepared in accordance with GAAP, and accompanied by the report thereon, which shall not contain a "going concern" qualification, of Deloitte & Touche, certified public accountants, or such other firm of nationally recognized independent certified public accountants as shall be reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding;

               (b) as soon as reasonably possible, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheet and statements of operations and retained earnings and cash flow of the Company for such quarter, all in reasonable detail, prepared in accordance with GAAP, and certified to be complete and correct (subject to year-end adjustments) by the Chief Financial Officer of the Company;

               (c) as soon as reasonably possible, and in any event within 30 days after the end of each calendar month, a balance sheet, profit and loss statement, cash flow statement and operating report relating to the operations of the Company for such calendar month;

               (d) promptly after the preparation thereof, and in any case not later than 30 days prior to the beginning of each fiscal year of the Company, the Company's budget, business plan and financial forecasts, including a projected balance sheet, profit and loss statement and cash flow statement, for the forthcoming year, and any other similar reports customarily prepared by the management of the Company for internal use;

               (e) promptly after receipt, all reports delivered to the Company by its accountants;

               (f) promptly after the commencement or threatened commencement thereof, notice of all actions, suits, investigations, and proceedings before any court or governmental department, arbitration panel, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its subsidiaries other than ordinary and routine litigation covered under the limits of existing insurance policies;

               (g) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, if any, which the Company may file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor or with any national securities exchange or automated quotation system;

               (h) promptly, copies of minutes of meetings of the Board of Directors of the Company and of any press releases issued by the Company;

               (i) promptly, copies of all amendments to the Restated Certificate or Bylaws of the Company; and

               (j) such other information regarding the business, affairs and condition of the Company, as Preferred Holders may from time to time reasonably request.

            8.2 RIGHT OF INSPECTION. The Company covenants and agrees that during the term of this Agreement at any reasonable time and from time to time, upon reasonable notice, the Company shall permit any Preferred Holder, and/or any agent or representative thereof, to examine, inspect, audit and make copies of and abstracts from the books and records of, and visit and inspect the properties and assets of, the Company and to discuss the business affairs, finances and accounts of the Company with any of its officers and directors. The Company shall furnish to each Preferred Holder, promptly upon request, copies of such financial and operating data (such as patents, issued or filed, licensing agreements, research and development contracts, joint venture agreements, etc.) and other information as reasonably requested by such Preferred Holder. Upon two business days' prior notice to the Company, any Preferred Holder shall have the right to confer in its discretion with the independent certified public accountants of the Company at any time during normal business hours upon any matter involving the financial condition of the Company and such accountants are hereby irrevocably authorized to fully discuss with and disclose to Preferred Holder all such matters. Each Preferred Holder, by its exercise of the rights conferred by this Section 8.2, severally and not jointly, agrees to maintain the confidentiality of any information received by it pursuant to this Section 8.2, until such information becomes public or is otherwise no longer confidential or as otherwise required by law; provided, however, that such Preferred Holder may share the information received by it pursuant to this Section 8.2 with its partners, if any, and with its legal, accounting, financial and other advisors and representatives subject to such parties' agreements to maintain the confidentiality of such information received by them consistent with the terms of this Section 8.2.

            8.3 REIMBURSEMENT OF DIRECTORS' EXPENSES. During the term of this Agreement, the Company shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by all non-employee directors in connection with attending meetings of the Board of Directors of the Company.

            8.4 KEY-MAN LIFE INSURANCE. During the term of this Agreement, at the request of a majority of the non-management members of the Board of Directors of the Company, the Company will obtain a key-man life insurance policy on the life of Lance Jacobs at commercially reasonable rates naming the Company as beneficiary in the face amount of $2,000,000 with a carrier or carriers reasonably acceptable to the Preferred Holders.

            8.5 VESTING OF OPTIONS. During the term of this Agreement, except as otherwise approved by the compensation committee of the Board, all Stock or Stock equivalents issued to employees, directors, consultants and other service providers of the Company will be subject to vesting (or repurchase rights) not less favorable to the Company than the following: twenty five percent (25%) to vest on the first anniversary of such issuance, with the remaining 75% to vest in equal monthly installments over the next three years.

            8.6 USE OF PROCEEDS FOR SALE OF SERIES B PREFERRED STOCK. The Company covenants and agrees that it shall immediately contribute all proceeds from sales of Series B Preferred Stock (include all sales of Reserved Series B Shares) to Total Control Information, a California limited partnership ("TCILP"), in exchange for the issuance to the Company of Series B Units in TCILP. The Company, as the sole managing general partner of TCILP, covenants and agrees that it shall cause TCILP to use all proceeds from sales of Series B Preferred Stock that TCILP receives from the Company solely for the benefit of TCILP and for working capital purposes only. The Company further covenants and agrees that the Company shall not amend, modify or waiver any term or condition of (i) the agreement of limited partnership of TCILP as amended as of the Effective Date or (ii) any agreement or contract between the Company and TCILP as of the Effective Date, without the prior written approval of the Required Preferred Percentage.

            8.7 APPROVAL OF REDUCTION OF NUMBER OF SHARES OF AUTHORIZED SERIES A PREFERRED STOCK. The Holders hereby approve the amendment to the Restated Certificate to reduce the number of shares of authorized Series A Preferred Stock from 6,516,038 to 6,146,227 shares.

                            (Signature pages follows)

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.

                                    TCI SOLUTIONS, INC.



                                    By:   /s/  Lance Jacobs
                                        ----------------------------------------
                                        Lance Jacobs
                                        President and Chief Executive Officer

                                    Address:   17752 Skypark Circle, Suite 160
                                               Irvine, CA 92614
                                               Attn: President
                                               Facsimile No.: (949) 476-1133



                                    MANAGEMENT SHAREHOLDERS:


                                    /s/  Lance Jacobs
                                    --------------------------------------
                                    Name: Lance Jacobs


                                    /s/  David Auerbach
                                    --------------------------------------
                                    Name: David Auerbach

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.

                                    /s/   Stephen DeSantis
                                    --------------------------------------
                                    Name: Stephen DeSantis


                                    /s/ David Berg
                                    --------------------------------------
                                    Name: David Berg

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.


                          ENVIRONMENTAL & INFORMATION TECHNOLOGY
                          PRIVATE EQUITY FUND III, a civil
                          partnership with limitation of liability established under the laws of the Federal Republic of Germany

                          By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner

                          By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                          By:    First Analysis Corporation, A Member


                          By:     /s/   Mark Koulogeorge
                                 -----------------------------------------------
                                 Name:  Mark Koulogeorge
                                 Title: Managing Director

                          Address:      The Sears Tower
                                        Suite 9500
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606
                                        Attn:  Mark Koulogeorge
                                        Facsimile No.: (312) 258-0334

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

               IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.



                          INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.

                          By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner

                          By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                          By:    First Analysis Corporation, A Member


                          By:     /s/   Mark Koulogeorge
                                 -----------------------------------------------
                                 Name:  Mark Koulogeorge
                                 Title: Managing Director

                          Address:      The Sears Tower
                                        Suite 9500
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606
                                        Attn:  Mark Koulogeorge
                                        Facsimile No.: (312) 258-0334

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.



                                    ARGENTUM CAPITAL PARTNERS, L.P.

                                    By:    B.R. Associates, Inc,
                                           its General Partner


                                    By:     /s/   David Raynor
                                           -------------------------------------
                                           Name:  Daniel Raynor
                                           Title: Chairman

                                    Address:      60 Madison Avenue
                                                  Suite 701
                                                  New York, New York 10010
                                                  Attn:  Daniel Raynor
                                                  Facsimile No.: (212) 949-8294

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

               IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.



                                    ARGENTUM CAPITAL PARTNERS II, L.P.

                                    By:    Argentum Partners II, L.L.C.,
                                           its General Partner

                                    By:    Argentum Investments, L.L.C.,
                                           its Managing Member


                                    By:     /s/   Daniel Raynor
                                           -------------------------------------
                                           Daniel Raynor, Managing Member

                                    Address:      60 Madison Avenue
                                                  Suite 701
                                                  New York, New York 10010
                                                  Attn:  Daniel Raynor
                                                  Facsimile No.: (212) 949-8294

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.


                                    TCI ACPII LIMITED PARTNERS, L.P.

                                    By:    Argentum Investments, L.L.C.,
                                           its Managing Member


                                    By:     /s/  Daniel Raynor
                                           -------------------------------------
                                           Daniel Raynor, Managing Member

                                    Address:      60 Madison Avenue
                                                  Suite 701
                                                  New York, New York 10010
                                                  Attn:  Daniel Raynor
                                                  Facsimile No.:  (212) 949-8294

                                    GUARANTEE & TRUST CO., TTEE DANIEL
                                    RAYNOR GTC IRA


                                    By:     /s/   Daniel Raynor
                                           -------------------------------------
                                           Name:  Daniel Raynor,
                                           Title:
                                                  ------------------------------
                                    Address:      60 Madison Avenue
                                                  Suite 701
                                                  New York, New York 10010
                                                  Attn:  Daniel Raynor
                                                  Facsimile No.: (212) 949-8294

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.

                                    /s/  Mark Koulogeorge
                                    -------------------------------------
                                         MARK KOULOGEORGE

                                    Address:      Mark Koulogeorge
                                                  The Sears Tower
                                                  Suite 9500
                                                  233 South Wacker Drive
                                                  Chicago, Illinois 60606
                                                  Facsimile No.: (312) 258-0334


                                    /s/  Alfred Morris, Jr.
                                    -------------------------------------
                                         ALFRED MORRIS, JR.

                                    Address:      Alfred Morris, Jr.
                                                  512 Laredo Cir.
                                                  Allen, TX  75013
                                                  Facsimile No.:
                                                                 ---------------

                                    INNOCAL II, L.P.


                                    By:  InnoCal Management II, L.P.
                                    Its: General Partner

                                           By:   /s/ James E. Houlihan III
                                                 -------------------------------
                                           Name: James E. Houlihan III
                                           Its:  Managing Director

                                    Address:     600 Anton Blvd., Suite 1270
                                                 Costa Mesa, CA 92626

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.

                                    PRODUCTIVITY FUND IV, L.P.


                                    By:   /s/     Mark Koulogeorge
                                          --------------------------------------
                                          Name:   Mark Koulogeorge
                                          Title:  Managing Director/Member

                                    Address:      The Sears Tower
                                                  Suite 9500
                                                  233 South Wacker Drive
                                                  Chicago, Illinois 60606
                                                  Attn:  Mark Koulogeorge
                                                  Facsimile No.: (312) 258-0334



                                    PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                                    By:   /s/     Mark Koulogeorge
                                          --------------------------------------
                                          Name:   Mark Koulogeorge
                                          Title:  Managing Director/Member

                                    Address:      The Sears Tower
                                                  Suite 9500
                                                  233 South Wacker Drive
                                                  Chicago, Illinois 60606
                                                  Attn:  Mark Koulogeorge
                                                  Facsimile No.: (312) 258-0334

                                   SCHEDULE I

MANAGEMENT SHAREHOLDERS:

LANCE JACOBS
DAVID AUERBACH
STEPHEN DESANTIS
DAVID BERG


SERIES A INVESTORS:

ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
    EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
MARK KOULOGEORGE
ALFRED MORRIS, JR.


SERIES B INVESTORS:

INNOCAL II, L.P.
PRODUCTIVITY FUND IV, L.P.
PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
MARK KOULOGEORGE
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA